Exhibit 10.13

CHANGE IN CONTROL AGREEMENT
dated as of July 15, 2008
between Brink’s Home Security, Inc.
a Delaware corporation (the “Company”)
and __________________ (the “Executive”)

The Company and the Executive agree as follows:

SECTION 1.  Definitions.  As used in this Agreement:

(a)           “Affiliate” has the meaning ascribed thereto in Rule 12b-2 pursuant to the Securities Exchange Act of 1934, as amended (the “Act”).

(b)           “Board” means the Board of Directors of Brink’s Home Security Holdings, Inc., a Virginia corporation (“BHSH”).

(c)           “Cause” means:

(i) an act or acts of dishonesty on the Executive’s part which are intended to result in the Executive’s substantial personal enrichment at the expense of the Company or

(ii) repeated material violations by the Executive of the Executive’s obligations under Section 3 which are demonstrably willful and deliberate on the Executive’s part and which have not been cured by the Executive within a reasonable time after written notice to the Executive specifying the nature of such violations.

(d)           “Change in Control” shall mean the occurrence following the date of the Spin-off of:

(i) (A) any consolidation or merger of BHSH in which BHSH is not the continuing or surviving corporation or pursuant to which BHSH’s common stock would be converted into cash, securities or other property, other than a consolidation or merger in which holders of the total voting power in the election of directors of BHSH of BHSH’s common stock outstanding (exclusive of shares held by BHSH’s Affiliates) (the “Total Voting Power”) immediately prior to the consolidation or merger will have the same proportionate ownership of the total voting power in the election of directors of the surviving corporation immediately after the consolidation or merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of BHSH; or

(ii) any “person” (as defined in Section 13(d) of the Act) other than BHSH, its Affiliates or an employee benefit plan or trust maintained by BHSH or its Affiliates, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 20% of the Total Voting Power.

(e) “Good Reason” means:

(i) without the Executive’s express written consent and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or its Affiliates promptly after receipt of notice there of given by the Executive, (A) the assignment to the Executive of any duties inconsistent with the Executive’s position, duties or responsibilities as contemplated by Section 3(a) hereof, or (B) any failure by the Company to comply with any of the provisions of Section 3(b) hereof;

(ii) without the Executive’s express written consent, the Company’s requiring the Executive’s work location to be other than as set forth in Section 3(a)(i);

(iii) any failure by the Company to comply with and satisfy Section 9(a); or

(iv) any breach by the Company of any other material provision of this Agreement.

(f)           “Incapacity” means any physical or mental illness or disability of the Executive which continues for a period of six consecutive months or more and which at any time after such six-month period the Company shall reasonably determine renders the Executive incapable of performing his or her duties during the remainder of the Employment Period (as defined below).

(g)           “Operative Date” means the date on which a Change in Control shall have occurred.

(h)           “Spin-off” means the spin-off of BHSH by The Brink’s Company.

SECTION 2.  Employment Period.  The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Operative Date and ending on the date twelve months thereafter (the “Employment Period”).

SECTION 3.  Terms of Employment.  (a) Position and Duties.  (i) During the Employment Period: (A) the Executive’s position, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned immediately prior to the Operative Date, and (B) the Executive’s services shall be performed at, or within a radius of twenty-five (25) miles of, the location at which the Executive was based on the Operative Date and the Company shall not require the Executive to travel on Company business to a substantially greater extent than required immediately before the Operative Date, except for travel and temporary assignments which are reasonably required for the full discharge of the Executive’s responsibilities and which are consistent with the Executive’s being so based.

(ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and its Affiliates and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities.

(b)           Compensation.  (i) Salary and Bonus.  During the Employment Period the Executive will receive compensation at an annual rate equal to the sum of (A) a salary (“Annual Base Salary”) not less than the Executive’s annualized salary in effect immediately prior to the Operative Date, plus (B) a bonus (“Annual Bonus”) not less than the aggregate amount of the Executive’s highest bonus award applicable under the Key Employees Incentive Plan (“KEIP”), the Management Employees Incentive Plan (“MEIP”), or any substitute or successor plan for the last three calendar years preceding the Operative Date.  In determining the Annual Bonus, for any of the last three calendar years preceding the Operative Date in which the Executive did not participate in either the KEIP or the MEIP, the Executive shall be deemed to have received a bonus amount equal to the Executive’s target award under the Plan in which the Executive is participating on the first day of the Employment Period.

(ii) Welfare Benefit Plans.  While employed by the Company during the Employment Period, the Executive and/or the Executive’s family or beneficiary, as the case may be, shall be eligible to participate in and shall receive all benefits under welfare benefit programs generally applicable to full-time employees of the Company.

(iii) Business Expenses.  During the Employment Period the Company shall, in accordance with policies then in effect with respect to the payment of expenses, pay or reimburse the Executive for all reasonable out-of-pocket travel and other expenses (other than ordinary commuting expenses) incurred by the Executive in performing services hereunder.  All such expenses shall be accounted for in such reasonable detail as the Company may require.

(iv) Vacations.  The Executive shall be entitled to periods of vacation not less than those to which the Executive was entitled immediately prior to the Operative Date.

SECTION 4.  Termination of Employment.

(a)           Death or Incapacity.  The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period.  The Executive’s employment shall cease and terminate on the date of determination by the Company that the Incapacity of the Executive has occurred during the Employment Period (“Incapacity Effective Date”).

(b)           Cause.  The Company may terminate the Executive’s employment for Cause, as defined herein.

(c)           Good Reason.  The Executive may terminate his or her employment for Good Reason, as defined herein.

(d)           Notice of Termination.  Any termination by the Company for Cause or Incapacity, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11 of this Agreement.  For purposes of this Agreement, a “Notice of Termination” means a written notice which

(i) indicates the specific termination provision in this Agreement relied upon,

(ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and

(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice).  The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Incapacity or Cause shall not serve to waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(e)           Date of Termination.  “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,

(ii) if the Executive’s employment is terminated by the Company other than for Cause or Incapacity, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and

(iii) if the Executive’s employment is terminated by reason of death or Incapacity, the Date of Termination shall be the date of death of the Executive or the Incapacity Effective Date, as the case may be.

SECTION 5.  Obligations of the Company Upon Termination.  (a) Termination for Good Reason or for reasons other than for Cause, Death or Incapacity.  If, during the Employment Period, the Company shall terminate the Executive’s employment other than for Cause or Incapacity or the Executive shall terminate his or her employment for Good Reason:

(i) the Company shall pay to the Executive in a lump sum in cash within ten (10) days after the Date of Termination the aggregate of the following amounts:

(A)           the sum of (1) the Executive’s currently effective Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Annual Bonus and (y) a fraction, the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365 and (3) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the “Accrued Obligations”); and

(B)           the amount equal to the Executive’s Annual Base Salary.

(ii) for the duration of the Employment Period after the Executive’s Date of Termination, the Company shall continue medical and dental benefits to the Executive and/or the Executive’s family and the rights of the Executive and/or the Executive’s family under Section 4980B(f) of the Internal Revenue Code shall commence at the end of such period;

(iii) the Company shall, at its sole expense as incurred, provide the Executive with reasonable outplacement services, the provider and scope of which shall be selected by the Company in its sole discretion;

(b)           Death or Incapacity.  If the Executive’s employment is terminated by reason of the Executive’s death or Incapacity during the Employment Period, this Agreement shall terminate without further obligations to the Executive’s legal representatives under this Agreement, other than for timely payment of Accrued Obligations.

(c)           Cause; Other than for Good Reason.  If the Executive’s employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than timely payment to the Executive of the Executive’s currently effective Annual Base Salary through the Date of Termination to the extent theretofore unpaid.  If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for the timely payment of Accrued Obligations.

SECTION 6.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program policy or practice provided by the Company or any of its Affiliates and for which the Executive may qualify, nor, subject to Section 14(c), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliates.  Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement except as explicitly modified by this Agreement.

SECTION 7.  No Mitigation.  The Company agrees that, if the Executive’s employment is terminated during the Employment Period for any reason, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive hereunder.  Further, except as provided in Section 5(a)(ii) hereof, the amount of any payment or benefit provided hereunder shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

SECTION 8.  Full Settlement.  Subject to full compliance by the Company with all of its obligations under this Agreement, this Agreement shall be deemed to constitute the settlement of such claims as the Executive might otherwise be entitled to assert against the Company or any of its Affiliates by reason of the termination of the Executive’s employment for any reason during the Employment Period.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, except as explicitly provided in Section 5(a)(ii), whether or not the Executive obtains other employment.

SECTION 9.  Successors; Binding Agreement.

(a)           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement, in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  As used in this Agreement, “the Company” means the Company as defined in the preamble to this Agreement and any successor to its business or assets which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

(b)           This Agreement shall be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

SECTION 10.  Non-assignability.  This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 9 hereof.  Without limiting the foregoing, the Executive’s right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his or her will or by the laws of descent or distribution, and, in the event of any attempted assignment or transfer by the Executive contrary to this Section, the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

SECTION 11.  Notices.  For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	_______________________________________ _______________________________________ _______________________________________

If to the Company:	Brink’s Home Security, Inc. 8880 Esters Blvd. Irving, Texas 75063 Attention: Corporate Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

SECTION 12.  Operation of Agreement.  (a) This Agreement shall be effective as of the date first written above and continue to be effective so long as the Executive is employed by the Company or any of its Affiliates.

(b)           Notwithstanding anything in Section 12(a) to the contrary, this Agreement shall, unless extended by written agreement of the parties hereto, terminate, without further action by the parties hereto, on December 31, 2009 if a Change in Control shall not have occurred on or prior to such date.

SECTION 13.  Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia without reference to principles of conflict of laws.

SECTION 14.  Miscellaneous.  (a) This Agreement contains the entire understanding with the Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, relating to such subject matter.  No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Executive and the Company.

(b)           The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(c)           Except as provided herein, this Agreement shall not be construed to affect in any way any rights or obligations in relation to the Executive’s employment by the Company or any of its Affiliates prior to the Operative Date or subsequent to the end of the Employment Period.

(d)           This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

(e)           The Company may withhold from any benefits payable under this Agreement all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

(f)           The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

BRINK’S HOME SECURITY, INC.

By:
	Frank T. Lennon	Date
Vice President

Executive	Date